Exhibit 10.3

AMENDMENT TO LEASE AGREEMENT

This Amendment to Lease Agreement (“Amendment”), dated as of May 7, 2003, is entered into by and between AWMS I, a Delaware statutory business trust, having a place of business at c/o Ansett Worldwide Aviation Services, Inc., 445 Park Avenue, 20th Floor, New York, New York 10022 (herein called “Lessor”), and Hawaiian Airlines, Inc., a Hawaii corporation, having its principal place of business at 3375 Koapaka Street, Suite G350, Honolulu, Hawaii 96819 (herein called “Lessee”).

RECITALS

A.            Lessor and Lessee have heretofore entered into a Lease Agreement dated as of June 8, 2001, as supplemented by a Lease Supplement dated October 5, 2001, which were both recorded with the Federal Aviation Administration as one document on October 10, 2001, and assigned Conveyance Number DD022488 (hereafter, jointly, the “Lease”), pursuant to which Lessor has leased to Lessee one Boeing Model 767-33AER aircraft bearing manufacturer’s serial number 28140 and US Registration Number N580HA, together with two Pratt & Whitney Model PW4060 engines installed thereon bearing manufacturer’s serial numbers P729023 and P729024, respectively.

B.            On March 21, 2003, Lessee commenced a bankruptcy case, Bankruptcy Case No. 03-00817, in the United States Bankruptcy Court for the District of Hawaii (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code.

C.            In connection with the Lessee’s Chapter 11 Bankruptcy Case, Lessor and Lessee wish to amend the terms of the Lease and, in consideration thereof, Lessee wishes to assume all of the rights, benefits and obligations of the Lease, as amended hereby, and to obtain the necessary approval of the Bankruptcy Court approving the terms of this Amendment and the assumption of the Lease, as amended hereby, by Lessee.

D.            Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Lease and reference to “Articles” herein shall be construed to refer to Articles of the Lease.

TERMS AND CONDITIONS

Therefore, in consideration of the premises, and for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             The definition of “Companion Lease” in Article 1 of the Lease is amended and restated as follows:

“Companion Lease” means: (i) the Lease Agreement dated as of June 8, 2001, between Lessor and Lessee, pursuant to which Lessor has leased to Lessee one Boeing Model 767-33AER aircraft bearing Manufacturer’s Serial Number 28139, (ii) the Lease Agreement dated as of June 8, 2001, between Lessor and Lessee, pursuant to which Lessor has leased to Lessee one Boeing Model 767-33AER aircraft bearing Manufacturer’s Serial Number 28141, (iii) the Lease Agreement dated as of September 20, 2001, between Lessor and Lessee, pursuant to which Lessor has leased to Lessee one Boeing Model 767-33AER aircraft bearing Manufacturer’s Serial Number 33421, (iv) the Lease Agreement dated as of September 20, 2001, between Lessor and Lessee, pursuant to which Lessor has leased to Lessee one Boeing Model 767-33AER aircraft bearing Manufacturer’s Serial Number 33422, (v) the Lease Agreement dated as of September 20, 2001, between Lessor and Lessee, pursuant to which Lessor has leased to Lessee one Boeing Model 767-33AER aircraft bearing Manufacturer’s Serial Number 33423, and (vi) the Lease Agreement dated as of September 20, 2001, between Lessor and Lessee, pursuant to which Lessor has leased to Lessee one Boeing Model 767-33AER aircraft bearing Manufacturer’s Serial Number 33424.

2.             The second paragraph of Article 3(a) of the Lease is amended and restated in its entirety as follows:

“Notwithstanding anything herein to the contrary, without further approval of the Bankruptcy Court, Lessor may elect to terminate the Term of this Lease, and all of Lessee’s rights in respect of the Aircraft hereunder, on any date (such date being hereafter referred to as the “Early Termination Date”) occurring on or after March 21, 2007, subject to the following conditions:

(i)            Lessor shall give Lessee at least 180 days’ prior written notice of Lessor’s election to terminate the Term pursuant to this paragraph, specifying the Early Termination Date in such written notice (and, for the avoidance of doubt, such written notice may be given to Lessee at any time prior to or after March 21, 2007); and

(ii)           Lessor may terminate the Term of this Lease pursuant to this paragraph during the period March 21, 2007, through September 20, 2007, only if, during the period March 21, 2007, through September 20, 2007, Lessor has not terminated the lease term of more than one of the Companion Leases pursuant to the second paragraph of Article 3(a) of any of the Companion Leases.  Lessor may terminate the Term of this Lease pursuant to this paragraph during the period September 21, 2007, through March 20, 2008, only if, during the period September 21, 2007, through March 20, 2008, Lessor has not terminated the lease term of more than two of the Companion Leases pursuant to the second paragraph of Article 3(a) of any of the Companion Leases.  Lessor may terminate the Term of this Lease pursuant to this paragraph during the period

March 21, 2008, through September 20, 2009, only if, during the period March 21, 2008, through September 20, 2009, Lessor has not terminated the lease term of more than one of the Companion Leases pursuant to the second paragraph of Article 3(a) of any of the Companion Leases.  On or after September 21, 2009, Lessor shall be entitled to terminate the Term of this Lease without any restrictions under this clause (ii) or under clause (ii) of the second paragraph of Article 3(a) of any of the Companion Leases.  For the avoidance of doubt, during the period set forth below, Lessor may terminate the Term of this Lease and the lease term of Companion Leases in a maximum number set forth below:

Period	Number of Terms of Companion Leases and this Lease That May Be Terminated
March 21, 2007 to September 20, 2007	2
September 21, 2007 to March 20, 2008	3
March 21, 2008 to September 20, 2009	2
On or after September 21, 2009	No limitation.

“Following Lessee’s receipt of Lessor’s notice of its election to terminate the Term of this Lease, Lessee shall, on the Early Termination Date, return the Aircraft and Aircraft Documentation to Lessor in compliance with the terms of Article 13 hereof as if the Aircraft were being returned at the normal expiration of the 15-year Term, whereupon the Term shall end and Lessee shall have no further obligation to pay Basic Rent for any period after the date on which the Early Termination Date occurs and the Aircraft is returned to Lessor in compliance with the terms of this Lease.  For the avoidance of doubt, if the Term of this Lease is terminated as contemplated in this second paragraph of Article 3(a), such termination shall not be deemed a termination as the result of an Event of Default and, therefore, damages measured by reference to Stipulated Loss Values shall not become payable hereunder.”

3.             With effect from the “Effective Date” (as defined in paragraph 9 of this Amendment), and as contemplated by the order of the Bankruptcy Court approving this Amendment, Lessor shall be relieved of the automatic stay under Section 362 of the Bankruptcy

Code and be entitled to retain the Security Deposit, and any interest accrued thereon, in full, as additional consideration for the agreements of Lessor contained in this Amendment, including Lessor’s agreement to accept a reduction in Basic Rent payments contemplated hereby.  Consequently, from and after the Effective Date, Lessor shall no longer be deemed to hold the Security Deposit, any interest accrued thereon, or any other property of Lessee as security for the performance of Lessee’s obligations under the Lease, Lessee shall not have any obligation to pay any additional amounts to Lessor as a Security Deposit pursuant to the terms of the Lease, and all references in the Lease to “Security Deposit” shall be deemed deleted.

4.             Lessee represents and warrants to Lessor on the date this Amendment is signed by Lessor and Lessee, and on the Effective Date, that:

(i)            Lessee is a corporation duly organized and existing in good standing under the laws of Hawaii, has full power, authority and legal right to own its properties and to carry on its business as presently conducted and to perform its obligations under the Lease, as amended hereby, holds all licenses, certificates and permits from all governmental authorities necessary for the conduct of its business, and is duly qualified to do business as a corporation in good standing in each jurisdiction in which the failure to be so qualified would have a materially adverse effect on Lessee or on its ability to perform its obligations under the Lease, as amended hereby.

(ii)           This Amendment has been duly authorized by all necessary action on the part of Lessee, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessee with any of the terms and provisions hereof does or will violate any provision of the articles of incorporation or by-laws of Lessee or any law, rule, regulation, judgment, order or decree of any government or governmental instrumentality or court having jurisdiction over Lessee, or any of its activities or properties, or does or will result in any breach of, or constitute any default under, or result in the creation of any Lien upon any property of Lessee under, any indenture, mortgage, deed of trust, conditional sale contract, loan or credit agreement, or other agreement or instrument to which Lessee is a party or by which Lessee or its properties may be bound or affected.

(iii)          Neither the execution and delivery by Lessee of this Amendment nor the performance by Lessee of any of the transactions contemplated hereby require the consent, approval, order or authorization of, or registration with, or the giving of notice to, the Aeronautics Authority or any other domestic or foreign governmental authority, except for the approvals, authorizations and consents that have heretofore been obtained, including the order of the Bankruptcy Court approving the terms hereof and the transactions contemplated hereby, true and complete copies of which have been delivered to Lessor.

(iv)          This Amendment has been duly executed and delivered by Lessee and, subject to obtaining the order of the Bankruptcy Court contemplated herein, constitutes the legal, valid, binding and enforceable obligation of Lessee.

(v)           Lessee is a Certificated Air Carrier within the meaning of Section 41102 of Title 49 of the United States Code Annotated, and Lessor is entitled to the benefits and protections of Section 1110 of the Bankruptcy Code (11 U.S.C. Section 1110) in respect of the Aircraft leased to Lessee under the Lease, as amended hereby.

5.             The phrase “Article 10(d), or Article 12” in Article 14(c) of the Lease is replaced with the phrase “ Article 10(d), Article 12, or Schedule ‘2’”.

6.             Lessee shall cause this Amendment, so far as required or permitted by applicable law or regulation, to be kept, filed, registered and recorded at all times in accordance with Article 12 of the Lease.

7.             Paragraph 2 of Schedule “1” to the Lease is amended and restated in its entirety as provided in Schedule “1” hereto.

8.             The Lease is hereby amended by adding a new Schedule “2” as provided in Schedule “2” hereto which shall be incorporated into the Lease as Schedule “2”.  Lessee agrees to comply with the terms and conditions of the new Schedule “2.”

9.             This Amendment shall become effective, and Lessee will be deemed to have assumed the rights and obligations of the Lease, as amended hereby, on the date (the “Effective Date”) that Lessee complies with the following conditions to the reasonable satisfaction of Lessor:

(i) Lessee shall have provided Lessor with a copy of a resolution of the Board of Directors of Lessee, certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing and ratifying the execution, delivery and performance by Lessee of the obligations of Lessee contemplated by this Amendment, together with an incumbency certificate as to the person or persons authorized to execute and deliver this Amendment and related documents on behalf of Lessee;

(ii) Lessor shall have received satisfactory evidence that the Bankruptcy Court has entered a final, non-appealable order, in form and substance satisfactory to Lessor, approving this Amendment and the transactions contemplated hereby;

(iii) Lessor shall have received satisfactory legal opinions from FAA counsel, and New York and Hawaii counsel as to the matters referred to in Paragraph 4(i) through (v) and Paragraph 6, above, and as to such other matters as Lessor may reasonably request;

(iv) Lessee shall have reimbursed (and from time to time after the Effective Date will reimburse) Lessor for all its reasonable costs and expenses, including legal fees, incurred in connection with Lessee’s bankruptcy case, this Amendment and the amendment of each Companion Lease, up to a maximum sum of $200,000; and

(v) All conditions precedent to the effectiveness of each “Amendment to Lease Agreement,” dated as of the date hereof, between Lessor and Lessee, amending each of the Companion Leases on substantially the same terms and conditions as set forth herein, shall have been fulfilled and the same shall be in full force and effect.  If Lessee fails to comply with the conditions set forth in the foregoing clauses (i) through (v) on or before May 19, 2003, this Amendment shall become null and void.

10.           Lessee acknowledges that Lessee’s failure to perform the terms of the Lease as they existed prior to this Amendment has resulted in aggregate damages to Lessor in the sum of $12,529,775.  Lessee agrees that Lessor shall apply the $1,150,000 Security Deposit paid to Lessor at the time of entering into the Lease to reduce the amount of such damages to $11,379,775, and that Lessor shall be allowed an unsecured claim for damages against Lessee’s bankruptcy estate in the sum of $11,379,775.  Lessee acknowledges that Lessor’s claim for such damages is an accurate and liquidated claim for damages incurred by Lessor as the result of Lessee’s failure to perform the terms of the Lease without giving effect to this Amendment, and that the foregoing agreements constitute an integral part of the consideration between the parties to enter into this Amendment.

11.           In all other respects, the Lease, as amended hereby, is hereby ratified and confirmed and remains in full force and effect, and is hereby assumed for all purposes by Lessee.

12.           On and after the Effective Date of this Amendment, each reference in the Lease to “this Lease”, “hereunder”, “hereof”, or words of like import referring to the Lease shall mean and be a reference to the Lease as amended by this Amendment.  The Lease, except to the extent amended by this Amendment, remains in full force and effect and is hereby in all respects ratified and confirmed.

13.           This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of an originally executed counterpart.  Any party hereto delivering an executed counterpart of this Amendment by facsimile shall also deliver an originally executed counterpart but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect hereof.

14.           This Amendment shall in all respects be governed by, and construed in accordance with, the internal laws of the State of California, United States of America (without regard to any conflict of laws rule that might result in the application of the laws of any other jurisdiction), including all matters of construction, validity and performance.

15.           Lessor and Lessee acknowledge and agree that upon Lessee’s assumption of the Lease (as amended hereby), as contemplated herein, the obligations of Lessee under the Lease, as amended hereby, constitute obligations of Lessee that have priority as an administrative expense in Lessee’s Chapter 11 Bankruptcy Case.  Lessor agrees, however, that, during the pendency of Lessee’s bankruptcy case, in the event Lessee ceases operations and liquidates its assets pursuant to a liquidating plan of reorganization in its Chapter 11 Bankruptcy Case or through the conversion of its Chapter 11 Bankruptcy Case to a Chapter 7 Bankruptcy Case (and, for the avoidance of doubt, the transfer of Lessee’s assets to a successor company in connection with a plan of reorganization shall not be deemed a ceasing of business by Lessee or a liquidation of Lessee’s assets), Lessor agrees that, provided Lessee returns the Aircraft to Lessor in accordance with the requirements of the Lease, Lessor’s administrative claim for damages under the Lease measured by Lessee’s non-payment of Basic Rent shall be limited to $1,500,000, and the balance of Lessor’s claim for damages under the Lease will be classified as a general unsecured claim.  Except as provided in the preceding sentence, if an Event of Default occurs (other than an Event of Default based on the existence of Lessee’s Chapter 11 case) or Lessee attempts to reject this Lease, whether in a plan of reorganization or otherwise, Lessee and its assets shall be fully liable for all damages incurred by Lessor as the result of such Event of Default and Lessor shall be entitled to exercise all its rights and remedies as provided in the Lease to the same extent as if this Paragraph 15 did not exist.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers or representatives as of the date first written above.

AWMS I

By:	/s/ Kimberly Karavasilis
Title:

HAWAIIAN AIRLINES, INC.

By:	/s/ Mark B. Dunkerley
Title:

By:	/s/ Christine Deister
Title:

Schedule I

Intentionally omitted as containing confidential information, which has been filed separately with the Securities and Exchange Commission.

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Schedule 2

Intentionally omitted as containing confidential information, which has been filed separately with the Securities and Exchange Commission.

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